U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2011

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 1, 2011, Emeritus Corporation (the “Company”) and BREA 806 LLC (“BREA”), an affiliate of Blackstone Real Estates Advisors (“Blackstone”), completed the transactions contemplated by the Purchase and Sale Agreement (the “Purchase Agreement”), dated as of May 4, 2011, by and between the Company and BREA to acquire 24 assisted living communities (the “Communities”) comprised of approximately 1,867 units.  The entry into the Purchase Agreement is more fully described in Part II, Item 5. Other Information, in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the Securities and Exchange Commission on May 6, 2011.

The Communities were formerly owned by BREA Emeritus LLC, a joint venture comprised of the Company and Blackstone in which the Company owned a 19% interest and Blackstone an 81% interest (the “Blackstone JV”).  Pursuant to the management agreements described in Item 1.02 below, the Company had been operating the Communities since late 2006 as assisted living and memory care service communities for seniors.

The total purchase price of $310.0 million was financed with:  (i) mortgage debt of approximately $220.0 million; (ii) approximately $23.0 million from final equity distributions representing the Company’s 19% interest in the joint venture and approximately $27.0 million from a promote structure incentive based on the final rate of return to the joint venture members; and (iii) the balance in cash of approximately $40.0 million, plus acquisition and financing costs of approximately $3.0 million.  The Company’s net purchase price to acquire Blackstone’s 81% interest was approximately $101.4 million, of which approximately $59.0 million was financed by an increase in the mortgage debt currently existing at the Blackstone JV and approximately $2.4 million in final cash distributions from the Blackstone JV, with the balance from cash on hand.

In connection with the completion of the transactions contemplated by the Purchase Agreement, the Company entered into certain credit agreements described in Item 2.03 below.

On a consolidated basis for the quarter ended March 31, 2011, the Communities generated approximately $20.9 million in revenues with occupancy at 88.0% and an average monthly rate per occupied unit of $4,235.  The operating margin of the Communities (community revenues less community operating expenses) was 29.7%.

This description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.63.05 and is incorporated herein by reference.

A press release announcing the completion of the acquisition of the Communities is attached hereto as Exhibit 99.1.

Item 1.02    Termination of a Material Definitive Agreement

Prior to the completion of the transactions described in Item 1.01 above, the Company operated the Communities on behalf of the Blackstone JV under management agreements dated December 1, 2006, between the Company and each of the Communities (the “Management Agreements”).  As a result of the completion of the acquisition of the Communities, each of the Management Agreements was terminated.

The Management Agreements provided for management fees equal to 5% of gross collected revenues.  For the years ended December 31, 2010, 2009 and 2008, the management fees amounted to approximately $3.6 million, $3.5 million and $3.4 million, respectively.  Management fees for the quarter ended March 31, 2011 were approximately $906,000.

Item 2.03	Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the completion of the acquisition of the Communities described in Item 1.01 above, the Company borrowed a total of $220.0 million pursuant to a Second Amended and Restated Credit Agreement (“Credit Agreement”) between BREA Emeritus LLC and each of its subsidiaries and General Electric Capital Corporation.  Pursuant to the Credit Agreement, the loan bears interest at a floating rate equal to 4.05%, plus the greater of:  (i) the 90-day London Interbank Offered Rate, or (ii) 1.0% per annum, or a minimum floor of 5.05%, reset each month.  Monthly payments of principal and interest based on a 30-year amortization period are due beginning July 1, 2011.  The loan matures on June 1, 2016, at which time all outstanding principal and accrued but unpaid interest is payable in full.  The Credit Agreement contains customary events of default, including non-payment, change in control and license revocation with respect to three or more communities.

The Credit Agreement requires that the Communities maintain a Minimum Consolidated Project Yield (“Project Yield”), as defined in the Credit Agreement, as calculated on a rolling twelve-month basis and reported each fiscal quarter beginning with the quarter ended June 30, 2011.  The Project Yield for the quarterly periods starting on June 30, 2011 and continuing through March 31, 2012 is equal to 8.5%. The Project Yield for the quarterly periods starting on June 30, 2012 and continuing through March 31, 2013 is equal to 9.0%. The Project Yield for the quarterly periods starting on June 30, 2013 and thereafter is equal to 9.5%.

The loan may be repaid in conjunction with the sale or refinancing of one or more of the Communities so long as:  (i) no less than 10 of the Communities remain as security for the loan after any release, (ii) the amount paid related to each release equals 105% of the allocated loan amount for such communities plus a pro-rata portion of any breakage or other fees payable by lender in its capacity as a counterparty to any swap, collar, hedge or other instrument relating specifically to the loan as a result of any prepayment, and (iii) as of the date of the release the consolidated Project Yield after giving effect to the release is at least 10.5%.

The Company has provided a limited guaranty of up to $55.0 million of the obligation; otherwise the lender’s only recourse upon non-payment is to seize the properties or stock of the 24 single member LLCs securing the Credit Agreement.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

99.1          Press Release dated June 1, 2011, EMERITUS ANNOUNCES ACQUISITION COMPLETION FOR 24 ASSISTED LIVING COMMUNITIES

10.63.05   Purchase and Sale Agreement, dated May 4, 2011, between Emeritus Corporation and BREA 806 LLC for the purchase and sale of 24 assisted living communities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 6, 2011		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—
Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1          Press Release dated June 1, 2011, EMERITUS ANNOUNCES ACQUISITION COMPLETION FOR 24 ASSISTED LIVING COMMUNITIES

10.63.05   Purchase and Sale Agreement, dated May 4, 2011, between Emeritus Corporation and BREA 806 LLC for the purchase and sale of 24 assisted living communities.